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                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

The Board of Directors
Gartner, Inc.:

We consent to the use of our audit report dated February 5, 2004 on the consolidated financial statements and schedule supporting such consolidated financial statements of Gartner, Inc. and subsidiaries as of December 31, 2003 and 2002, and for the year ended December 31, 2003, the three month period ended December 31, 2002, and each of the years in the two-year period ended September 30, 2002 incorporated by reference herein and to the reference to our firm under the heading "Experts" in the registration statement. Our report dated February 5, 2004 contains an explanatory paragraph indicating that the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" in the year ended September 30, 2002.


/s/ KPMG LLP


New York, New York
November 23, 2004